Exhibit 1.1

NPS Pharmaceuticals, Inc.

11,000,000 Shares
Common Stock
($0.001 par value)

Underwriting Agreement

New York, New York
April 13, 2011

To the Representatives
named in Schedule I
hereto of the several
Underwriters named in
Schedule II hereto

Ladies and Gentlemen:

NPS Pharmaceuticals, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of shares of common stock, $0.001 par value (“Common Stock”), of the Company set forth in Schedule I hereto (the “Securities”) (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”).  The Company also proposes to grant to the Underwriters an option to purchase up to the number of additional shares of Common Stock set forth in Schedule I hereto to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 20 hereof.

1.                                       Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)                                  the Registration Statement has heretofore become effective under the Securities Act; no stop order of the Commission preventing or suspending the use of the Base Prospectus, the Preliminary Prospectus, the Final Prospectus or any Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(b)                                 the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the Time of Purchase (defined below) and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of the Securities by the Company or the Underwriters, will comply, in all material respects, with the requirements of the Securities Act; the Company meets the requirements for use of Form S-3, set forth in the General Instructions thereto; the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act; the Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Base Prospectus complied as of its date, complies as of the date hereof and, at the Time of Purchase and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Securities by the Company or the Underwriters, will comply, in all material respects, with the requirements of the Securities Act; the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Preliminary Prospectus and the Final Prospectus will comply, as of its date and the date that it is filed with the Commission, as applicable, the Time of Purchase and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Securities by the Company or the Underwriters, in all material respects, with the requirements of the Securities Act (in the case of the Final Prospectus, including, without limitation, Section 10(a) of the Securities Act); at no time during the period that begins on the earlier of the date of the Preliminary Prospectus and the date the Preliminary Prospectus is filed with the Commission and ends at the later of the Time of Purchase and the end of the period during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Securities by the Company or the Underwriters did or will the Preliminary Prospectus or the Final Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Free Writing Prospectus, if any, and any road show or investor presentation deemed to be made in connection with the transactions contemplated herein (such roadshows and investor presentations, collectively, “Roadshow Materials”), do not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, and at no time during the period that begins on the date of such Free Writing Prospectus or Roadshow Materials and ends at the Time of Purchase did or will any Free Writing Prospectus or Roadshow Materials include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 1(b) with respect to any statement contained in the Registration Statement, the Final Prospectus or any Free Writing Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of such Underwriter to the Company expressly for use in the Registration Statement, the Final Prospectus, such Free Writing Prospectus or Roadshow Materials, it being understood that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof; each document, if any, incorporated by reference, or deemed to be incorporated by reference, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)                                  prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Securities by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Securities, in each case other than the Base Prospectus, the Preliminary Prospectus and any Free Writing Prospectuses; the Company has not, directly or indirectly, prepared, used or referred to any free writing prospectus except in compliance with Rules 164 and 433 under the Securities Act; assuming that such Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by any Underwriter, of any Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Securities contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Securities, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the

Securities Act with respect to the offering of the Securities contemplated by the Registration Statement;

(d)                                 the financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus comply in all material respects with the requirements of the Securities Act and fairly present in all material respects the financial condition of the Company and its Subsidiaries (defined below) as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as otherwise stated therein and subject in the case of unaudited financial statements to the absence of footnotes and normal year-end adjustments); and the supporting schedules included in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus have been derived from the accounting records of the Company and its Subsidiaries and present fairly in all material respects the information required to be stated therein. No schedules or other financial statements are required to be included in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus. To the Company’s knowledge, KPMG LLP, which has expressed its opinion with respect to the financial statements filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, is (x) an independent public accounting firm within the meaning of the Securities Act, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) in the performance of their work for the Company, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act. Except as described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any similar relationships with unconsolidated entities or other persons, that may have a material adverse current or, to the Company’s knowledge, future effect on the Company’s or its Subsidiaries’ financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses;

(e)                                  the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.  The Company has full corporate power and authority to own its properties and conduct its business as currently being conducted and as described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to result in a material adverse change in the condition (financial or otherwise), business, prospects, property or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (each of clauses i and ii, a “Material Adverse Change”). The Company has no significant subsidiaries (as defined in

Rule 1-02(w) of Regulation S-X) other than those listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (collectively, the “Subsidiaries”); except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, the Company owns, directly or indirectly, all of the issued and outstanding capital stock or limited liability company interests of each of the Subsidiaries; except for the equity interests of its Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the limited liability company agreements, certificates of formation, charters and the bylaws of the Company and its Subsidiaries and all amendments thereto have been delivered to the Underwriters, and no changes therein will be made on or after the date hereof through and including the Time of Purchase; each Subsidiary (i) has been organized or incorporated and is validly existing as a limited liability company or corporation in good standing under the laws of the jurisdiction of its organization or incorporation, with full limited liability company, corporate or equivalent power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus and (ii) is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except in the case of each of clause (i) and (ii) as would not, individually or in the aggregate, result in a Material Adverse Change; all of the outstanding shares of capital stock or limited liability company interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(f)                                    except as contemplated in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, (a) neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock or limited liability company interests; and (b) there has not been any change in the capital stock or limited liability company interests (other than a change in the number of outstanding shares due to the issuance of shares upon the exercise or vesting of equity incentive awards, or due to the tendering to the Company of shares to pay for taxes in connection therewith), or any material change in the short term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its Subsidiaries (other than issuances of equity incentive awards under the Company’s existing stock incentive plans), or any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change;

(g)                                 except as set forth in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change. There are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus that have not been so described;

(h)                                 there is no contract or other document of a character required by the requirements of the form on which the Registration Statement was filed, as well as by the applicable requirements of Regulation C promulgated under the Securities Act, to be filed as an exhibit to the Registration Statement, or any document incorporated by reference therein, that is not so filed;

(i)                                     this Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (B) result in any violation of the provisions of the certificate of incorporation, limited liability company agreement, certificate of formation, by-laws or similar organizational documents of the Company or any of the Subsidiaries or (C) result in the violation of any material law or statute or any judgment, order, or material rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company or any Subsidiary. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as has been obtained or made under the Securities Act or from NASDAQ or as may be required under state securities or blue sky laws, or by FINRA; and the Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby including the authorization, issuance and sale of the Securities as contemplated by this Agreement;

(j)                                     all of the issued and outstanding shares of capital stock of the Company, including the outstanding Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriters); the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable; and the capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus. Except as otherwise described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Common Stock pursuant to the Company’s charter, by laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Stock or other Securities of the Company that have not been fully complied with or previously waived. Except as described or contemplated in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus accurately and fairly presents in all material respects the information required to be shown therein with respect to such plans, arrangements, options and rights;

(k)                                  except as described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, the Company and each Subsidiary possesses all material licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its business; except as described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, neither the Company nor any Subsidiary has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course; and the Company and each Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees;

(l)                                     the Company and each Subsidiary has good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus as being owned by it, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except as described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, and except those that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The property held under lease by the Company or any Subsidiary is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or such Subsidiary;

(m)                               the Company and the Subsidiaries own, possess, or license, or can acquire or license on reasonable terms, all Intellectual Property (as defined below) reasonably necessary for the conduct of the Company’s and the Subsidiaries’ business as now conducted or as described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus to be conducted, except as such failure to own, possess, license, or acquire such rights would not reasonably be expected to result in a Material Adverse Change. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not reasonably be expected to result in a Material Adverse Change; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any such Intellectual Property; (C) the Intellectual Property owned by the Company and its Subsidiaries and to the knowledge of the Company, the Intellectual Property licensed to the Company and its Subsidiaries has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes, has misappropriated or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its Subsidiaries has received any written notice of such claim; and (E) to the Company’s knowledge, no employee of the Company or any of its Subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or actions undertaken by the employee while employed with the Company of any of its Subsidiaries.

(n)                                 neither the Company nor any of its Subsidiaries is (A) in violation of its certificate of incorporation or limited liability company agreement, certificate of formation, certificate of incorporation, by laws or similar organizational documents; (B) in breach of or otherwise in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance or observance of, any term, covenant, obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement, mortgage, deed of trust or any other contract, lease or other instrument to which it is subject or by which it may be bound, or to which any of the material property or assets of the Company or any of its Subsidiaries is subject; or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of (B) and (C) above, as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

(o)                                 the Company and each of its Subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed (or have timely requested and received applicable extensions therefor) and are not in default in the payment of any material taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its Subsidiaries is contesting in good faith.  There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any material proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its Subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement;

(p)                                 the Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the Time of Sale Prospectus or the Final Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule III, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act;

(q)                                 the Common Stock of the Company is registered under the Exchange Act and listed on NASDAQ under the ticker symbol “NPSP.” The Company has not received any notice that it is not in compliance with the listing or maintenance requirements of NASDAQ. The Company believes that it is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements. Except as described in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, there are no affiliations among the Company’s directors and officers and members of the Financial Institution Regulatory Authority (“FINRA”). A registration statement relating to the Common Stock on Form 8-A or other applicable form under the Exchange Act has become effective;

(r)                                    the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, in the Time of Sale Prospectus and in the Final Prospectus, the Company’s internal control over financial reporting is effective; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(s)                                  The Company’s board of directors has validly appointed an audit committee whose composition satisfies the applicable requirements of NASDAQ Marketplace Rule 5605(c)(2) and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of NASDAQ Marketplace Rule 5605(c)(1).  Neither the Company’s board of directors nor its audit committee has been informed, nor is any director of the Company aware, of (A) any significant deficiencies in the design or operation of the Company’s internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls; or (B) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting;

(t)                                    no relationship, direct or indirect, exists between or among the Company and its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company and its Subsidiaries, on the other hand, which is required to be described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus which is not so described. Neither the Company nor any of its Subsidiaries has, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act;

(u)                                 except as described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, the Company and each of its Subsidiaries: (A) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company or any of its Subsidiaries (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (B) has not received any FDA Form 483 notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other federal, state or foreign governmental authority having authority over the Company or any of its Subsidiaries (“Governmental Authority”) alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations, and such Authorizations are valid and in full force and effect, and the Company is not in violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental

Authority is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission);

(v)                                 the studies, tests and preclinical and clinical trials conducted by or on behalf of the Company were and, if still pending, are, in all material respects, being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 812; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, (i) the Company is not aware of any studies, tests or trials the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus when viewed in the context in which such results are described and the clinical state of development, and (ii) the Company has not received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company;

(w)                               the Company and each of its Subsidiaries (A) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (C) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except (i) as described in the Registration Statement, the Final Prospectus and the Time of Sale Prospectus, or (ii) in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, result in a Material Adverse Change;

(x)                                   the Company and each of its Subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable

Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings;

(y)                                 each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, for which the Company would have no material liability; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

(z)                                   except as set forth in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, neither the Company nor any of its Subsidiaries has granted any material rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person nor is it bound by any agreement that materially affects the Company’s or any Subsidiary’s exclusive right to develop, manufacture, produce, assemble, distribute, license, market or sell its products;

(aa)                            the statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects or represent the Company’s good faith reasonable estimates that are made on the basis of data derived from such sources and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(bb)                          other than as contemplated by this Agreement, neither the Company nor any Subsidiary has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

(cc)                            neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba;

(dd)                          the Company and each of its Subsidiaries carries, or is covered by, insurance issued by insurers of nationally recognized financial responsibility in such amounts and covering such risks as is generally deemed adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; and neither the Company nor any of its Subsidiaries has (A) received notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. All such insurance is outstanding and duly in force on the date hereof;

(ee)                            neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, is aware of or has taken any action directly or indirectly, that would result in violation by such persons of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including without limitation making use of the mails or any means or instrumentality of state commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its Subsidiaries, and to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, have conducted their business in compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(ff)                                neither the Company nor any of its Subsidiaries is and, after giving effect to the offering and sale of the Securities, the Company and each Subsidiary will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;

(gg)                          the Company and its Subsidiaries are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder;

(hh)                          the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act, including information about its consolidated Subsidiaries, is accumulated and communicated to management, including the Company’s principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure, (ii) have been evaluated by the Company’s management, for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) the Company’s principal executive officer and principal financial officer have concluded to be effective at the end of the most recent fiscal quarter;

(ii)                                  the Company has obtained for the benefit of the Underwriters the agreement, in the form set forth as Exhibit E hereto, of each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) (each a “Lock-Up Agreement” and collectively, the “Lock-Up Agreements”);

(jj)                                  (i) the offering of the Securities will be made pursuant to Rule 415 under the Securities Act; the Company satisfies the eligibility requirements for filing on a shelf registration statement on Form S-3 pursuant to the Commission’s standards in place for Form S-3 prior to October 21, 1992 and therefore qualifies for the exemption from filing with FINRA’s Corporate Financing Department under FINRA Rule 5110(b)(7)(C); (ii) to the Company’s knowledge, it does not have a “conflict of interest” with any member participating in the distribution of the offering as such term is defined and in accordance with the provisions of Conduct Rule 2720 of FINRA; and (iii) there is a “bona fide public market” for the Common Stock, as such term is defined in FINRA Rule 2720;

(kk)                            neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws, any provision of the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN Act”) or the WARN Act’s state, foreign or local equivalent, or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(ll)                                  the Company has a reasonable basis for each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Final Prospectus, the Free Writing Prospectuses, if any, and any Roadshow Materials;

(mm)                      the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(nn)                          neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the Securities Activities of any person currently subject to any U.S. sanctions administered by OFAC;

(oo)                          no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto) and the Final Prospectus;

(pp)                          the Company has not received any notice from NASDAQ regarding the delisting of the Common Stock from NASDAQ; and

(qq)                          neither the Company nor any of the Subsidiaries nor any of their respective directors, officers or, to the knowledge of the Company, any of their affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.                                       Purchase and Sale.  (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto.

(b)         Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule I hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities.  Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.                                       Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be not be earlier than three nor later than five Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.                                       Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.                                       Agreements.  The Company agrees with the several Underwriters that:

(a)                                  Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                 If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Time of Sale Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Time of Sale Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Time of Sale Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)                                  If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d)                                 As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries (which need not be audited) which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)                                  The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)                                    The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)                                 The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y)

it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)                                 The Company will not, without the prior written consent of Citigroup Global Markets Inc. and Leerink Swann LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, that the Company may (1) issue and sell Common Stock or options to purchase Common Stock pursuant to any employee stock option plan, employee stock purchase plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and the Company may issue Common Stock upon exercise of options pursuant to any employee stock option plan, employee stock purchase plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, and (2)  issue employee stock options not exercisable during the restricted pursuant to any employee stock option plan of the Company in effect at the Execution Time.  Notwithstanding the foregoing, if (x) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Citigroup Global Markets Inc. and Leerink Swann LLC waive, in writing, such extension (which waiver may be withheld at the sole discretion of Citigroup Global Markets Inc. and Leerink Swann LLC), except that such extension will not apply if, (i) within three business days prior to the 15th calendar day before the last day of the restricted period, the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that (i) the shares of Common Stock are “actively traded securities” (as defined in Regulation M), (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (iii) the provisions of NASD Conduct Rule 2711(f)(4) are not applicable to any research reports relating to the Company published or distributed by any of the Underwriters during the 15 days before or after the last day of the restricted period (before giving effect to such extension).  The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 6(j) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(i)                                     The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)                                     The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NASDAQ Global Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.  Except as provided in Section 3, this Section 5(j) and Section 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

6.                                       Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof (in each case, as though made on such date), to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)                                  The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 The Company shall have requested and caused Curtis, Mallet-Prevost, Colt & Mosle, LLP, counsel for the Company, to have furnished to the Representatives their opinion and negative assurance letter, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibits B-1 and B-2 respectively.

(c)                                  The Company shall have requested and caused Edward Stratemeier, Esq., Senior Vice President, General Counsel and Secretary of the Company, to have furnished to the Representatives his opinion and negative assurance letter, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibits C-1 and C-2 respectively.

(d)                                 The Company shall have requested and caused Stoel Rives LLP, special intellectual property counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit D.

(e)                                  The Representatives shall have received from Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Time of Sale Prospectus, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)                                    The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Time of Sale Prospectus, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)                                     the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened;

(iii)                               since the date of the most recent financial statements included in the Time of Sale Prospectus and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Prospectus and the Final Prospectus (exclusive of any supplement thereto); and

(iv)                              There has not occurred any downgrading, nor has any notice been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(g)                                 The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and stating in effect that:

(i)                                     in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and reported on by them comply as to form with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii)                                  they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions “The Offering”, “Risk Factors” and “Dilution” in the Preliminary Prospectus and the Final Prospectus, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company’s Annual Report on Form 10-K, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus,

agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(h)                                 Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Prospectus and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Time of Sale Prospectus and the Final Prospectus (exclusive of any amendment or supplement thereto).

(i)                                     Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)                                     Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(k)                                  The Securities shall have been listed and admitted and authorized for trading on the Nasdaq Global Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

(j)                                     At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, at 200 Park Avenue, New York, New York 10166, on the Closing Date.

7.                                       Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.                                       Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or in any amendment thereof or supplement thereto, or in any Issuer Free Writing Prospectus, any Free Writing Prospectus, or any Roadshow Materials, in each case that the Company has used, referred to or is required to file, pursuant to Rule 433(d) of the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                                 Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or any Free Writing Prospectus.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)                                 In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.                                       Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.                                 Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NASDAQ Global Market or trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market shall have been suspended or limited or minimum prices shall have been established on such exchange or the NASDAQ Global Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11.                                 Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.                                 Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.:  (212) 816-7912) and the Leerink Swann LLC General Counsel (fax no.:  (617) 918-4900) and confirmed to (i) the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel and (ii) the General Counsel, Leerink Swann LLC, at One Federal Street, 37th Floor, Boston, Massachusetts 02110, Attention:  General Counsel; or, if sent to the

Company, will be mailed, delivered or telefaxed to (908) 450-5344 and confirmed to it at NPS Pharmaceuticals, Inc., 550 Hills Drive, Bedminster, New Jersey 07921, attention of Edward Stratemeier, Esq., Senior Vice President, General Counsel and Secretary.

13.                                 Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.  The term “successors shall not include any purchaser of the securities as such from the Underwriters merely by reason of such purchase.

14.                                 No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.                                 Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16.                                 Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.                                 Waiver of Jury Trial.  The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.                                 Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.                                 Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

20.                                 Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Time of Purchase” shall mean the time at which payment for and delivery of the shares of Common Stock are to be made as set forth in Section 3 hereof.

“Time of Sale Prospectus” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Prospectus.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

NPS Pharmaceuticals, Inc.

		By:	/s/ Francois Nader
Name: Francois Nader
Title: CEO

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

Citigroup Global Markets Inc.
Leerink Swann LLC

By:	Citigroup Global Markets Inc.

By:	/s/ Kristian Humer
Name: Kristian Humer
Title: Vice President, Citigroup Global Markets Inc.

By:	Leerink Swann LLC

By:	/s/ James P. Boylan
Name: James P. Boylan
Title: Head of Investment Banking

For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

Signature Page – NPSP Underwriting Agreement

SCHEDULE I

Underwriting Agreement dated April 13, 2011

Registration Statement No. 333-170283

Representatives: Citigroup Global Markets, Inc. and Leerink Swann LLC

Title, Purchase Price and Description of Securities:

Title: Common Stock, par value $0.001 per share

Number of Underwritten Securities to be sold by the Company: 11,000,000

Number of Option Securities to be sold by the Company: 1,650,000

Price per Share to Public (include accrued dividends, if any): $9.00

Price per Share to the Underwriters — total: $8.46

Other provisions:

Closing Date, Time and Location:  April 19, 2011 at 10:00 a.m. Eastern at

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166

Type of Offering:  Non-Delayed

Date referred to in Section 5(h) after which the Company may offer or sell securities issued by the Company without the consent of the Representative(s): July 12, 2011

Modification of items to be covered by the letter from KPMG LLP delivered pursuant to Section 6(g) at the Execution Time:

SCHEDULE II

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	4,400,000

Leerink Swann LLC	3,300,000

Canaccord Genuity Inc.	1,100,000

Needham & Company, LLC	1,100,000

Brean Murray, Carret & Co., LLC	366,667

Summer Street Research Partners	366,666

ThinkEquity LLC	366,667

Total	11,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Time of Sale Prospectus

None

[Letterhead of officer or director
of NPS Pharmaceuticals, Inc.]

NPS Pharmaceuticals, Inc.
Public Offering of Common Stock

April 13, 2011

Citigroup Global Markets Inc.
Leerink Swann LLC
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

and

c/o Leerink Swann LLC

One Federal Street

37th Floor

Boston, MA 02110

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between NPS Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.001 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Citigroup Global Markets Inc.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Citigroup Global Markets Inc. waives, in writing, such extension, except that such extension will not apply if, (i) within three business days prior to the 15th calendar day before the last day of the Lock-up Period, the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that (i) the shares of Common Stock are “actively traded securities” (as defined in Regulation M), (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (iii) the provisions of NASD Conduct Rule 2711(f)(4) are not applicable to any research reports relating to the Company published or distributed by any of the Underwriters during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension); provided, further, that the aforementioned restrictions during the lock-up period shall not apply to (A) the transfer, during the lock-up period, by the undersigned of shares of Common Stock in accordance with the provisions of a plan designed to comply with Rule 10b5-1(c) of the Exchange Act, a copy of which was heretofore furnished to you, as such plan is in effect on the date hereof and without regard to any subsequent amendments or modifications thereto or reinstatements thereof, (B) the exercise of equity awards granted to the undersigned that expire or are otherwise required to be exercised during the Lock-up Period, but not the sale of the securities so acquired, (C) the sale of securities to the Company in connection with cashless exercise of options or the payment of taxes relating to the vesting of restricted stock, (D) if the undersigned is a partnership, limited liability company, trust, corporation or similar entity, the distribution, by the undersigned, of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock to its limited partners, members or stockholders or (E) the transfer of any or all of the shares of Common Stock owned by the undersigned, either during his lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his immediate family; provided, however, that in any such case, it shall be a condition to such transfer that the transferee executes and delivers to Citigroup Global Markets Inc. an agreement stating that the transferee is receiving and holding the shares of Common Stock subject to the provisions of this letter agreement, and there shall be no further transfer of such shares of Common Stock, except in accordance with this letter agreement.  The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the lock-up period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

A-2

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or major stockholder]

[Name and address of officer, director or major stockholder]

A-3